SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                    FIRST TRUST STRATEGIC HIGH INCOME FUND II
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                              86-1157779
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


1001 Warrenville Road, Suite 300, Lisle, Illinois                 60532
-------------------------------------------------               ----------
    (Address of Principal Executive Offices)                    (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--
[X]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
[ ]

Securities Act registration statement file number to which this form relates:
333-131194.

Securities to be registered pursuant to Section 12(b) of the Act:

        TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED

Common Shares of Beneficial Interest            New York Stock Exchange, Inc.
      $.01 par value per share


Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                ----------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of First Trust Strategic High Income Fund II (the "Registrant"). An application for listing of the Shares has been filed with the New York Stock Exchange, Inc. A description of the Shares is contained under the caption "Description of Shares," at page 35 of the Preliminary Prospectus, which is a part of the initial Registration Statement on Form N-2 (Registration Nos. 333-131194 and 811-21842), filed with the Securities and Exchange Commission on January 20, 2006. Such description is incorporated by reference herein.


ITEM 2.     EXHIBITS

         Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  FIRST TRUST STRATEGIC HIGH INCOME FUND II

                                  By: /s/ W. Scott Jardine
                                      -----------------------------------
                                      W. Scott Jardine, Secretary

March 2, 2006